Exhibit 99.1

Amendment to Convertible Notes

This Amendment to Convertible Notes (this “Agreement”), effective as of May 6, 2019 (the “Effective Date”), is made by and among Aethlon Medical, Inc., a Nevada corporation (the “Company”), and the undersigned holders (collectively, the “Note Holders”) of outstanding Convertible Notes issued by the Company on November 6, 2014 and December 30, 2016, as amended to date, as detailed on Exhibit A attached hereto (the “Notes”); and

Whereas, the Company and the Note Holders wish to amend the conversion price for the Notes as set forth in this Agreement.

Now Therefore, in consideration of the covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Amendment of Conversion Price. Effective as of the date of this Agreement, the Conversion Price of the Notes shall be Sixty Eight cents per share ($0.68).

2.       Representations and Warranties of the Note Holders. Each Note Holder hereby represents and warrants to the Company that such Note Holder has the requisite power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Note Holder and the consummation by it of the transactions contemplated hereby have been duly authorized, and no further consent or authorization of the Note Holder is required. When executed and delivered by the Note Holder, this Agreement shall constitute a valid and binding obligation of the Note Holder enforceable against the Note Holder in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.       Representations and Warranties of the Company. The Company hereby represents and Warrants to the Note Holders that:

(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

(b) The Company has the requisite power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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4.       General.

4.1     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without reference to conflicts of law provisions of and jurisdiction.

4.2     Entire Agreement. This Agreement constitutes the entire understanding of the parties to this Agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between or among any of the parties with respect to the subject matter hereof. Except as otherwise amended in this Agreement, the terms of the Notes remain as originally drafted, as amended prior to the date hereof.

4.3     Amendment. Any term of this Agreement may be amended or waived only with the written consent of the Company and each Note Holder.

4.4     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein. No party hereto may assign this Agreement without the prior written consent of the other party, and any purported assignment without the consent shall be void and without effect.

4.5     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.

1.        4.6      Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

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In Witness Whereof, the parties hereto have executed or caused this Amendment to Convertible Notes to be executed as of the date set forth above.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
Name: James B. Frakes
Title: Chief Financial Officer

ALPHA CAPITAL ANSTALT

By: /s/ Konrad Ackermann
Name: Konrad Ackermann
Title: Director

OSHER CAPITAL PARTNERS, LLC

By: /s/ signature

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EXHBIT A

CONVERTIBLE NOTES

Holder	Note Issuance Date	Note Balance 5/6/2019
Alpha Capital Anstalt	11/6/2014	$493,603
Osher Capital Partners LLC	11/6/2014	$111,960
Osher Capital Partners LLC	11/6/2014	$7,248

Alpha Capital Anstalt	12/30/2016	$203,075
Osher Capital Partners LLC	12/30/2016	$162,000
Osher Capital Partners LLC	12/30/2016	$14,706

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